UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Galena Biopharma and its partner, Orexo AB (“Orexo”) have received a "Paragraph IV" patent certification notice from Actavis Laboratories, FL (“Actavis”). The Notice Letter advises Galena of Actavis’ filing of an Abbreviated New Drug Application (ANDA) with the U.S. Food and Drug Administration seeking approval of generic versions of Abstral® (fentanyl) sublingual tablets prior to the expiration of Orexo’s patents listed in the Orange Book. Galena currently markets Abstral and is the owner of the New Drug Application in the United States.

Galena is working closely with its partner Orexo to review the details of this Notice Letter and decide on the response within the statutory timeline of 45 days from receipt of the Notice. Together with our partner Orexo, Galena intends to vigorously enforce the intellectual property rights around Abstral.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	January 14, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D. President and Chief Executive Officer